Exhibit 99.1

FOR IMMEDIATE RELEASE

October 24, 2024

CONTACT:	Steve Filton
Chief Financial Officer
610-768-3300

UNIVERSAL HEALTH SERVICES, INC.

ANNOUNCES 2024 THIRD QUARTER FINANCIAL RESULTS

Consolidated Results of Operations, As Reported and As Adjusted – Three-month periods ended September 30, 2024 and 2023:

KING OF PRUSSIA, PA – Universal Health Services, Inc. (NYSE: UHS) announced today that its reported net income attributable to UHS was $258.7 million, or $3.80 per diluted share, during the third quarter of 2024, as compared to $167.0 million, or $2.40 per diluted share, during the third quarter of 2023. Net revenues increased by 11.2% to $3.963 billion during the third quarter of 2024, as compared to $3.563 billion during the third quarter of 2023.

As reflected on the Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”), our adjusted net income attributable to UHS during the third quarter of 2024 was $252.5 million, or $3.71 per diluted share, as compared to $177.5 million, or $2.55 per diluted share, during the third quarter of 2023.

As reflected on the Supplemental Schedule, included in our reported results during the third quarter of 2024 were: (i) an unrealized after-tax gain of $2.3 million, or $.03 per diluted share ($3.0 million pre-tax), resulting from an increase in the market value of certain equity securities (included in “Other (income) expense, net”), and; (ii) a favorable net after-tax impact of $3.9 million, or $.06 per diluted share, resulting from the net tax benefit recorded pursuant to “ASU 2016-09”, Compensation – Stock Compensation: Improvements to Employee Share-Based Payment Accounting, net of the impact of executive compensation limitations pursuant to IRC section 162(m).

As reflected on the Supplemental Schedule, included in our reported results during the third quarter of 2023, was an after-tax loss of $10.5 million, or $.15 per diluted share ($13.8 million pre-tax), resulting from a decrease in the market value of certain equity securities.

As calculated on the attached Supplemental Schedule, our earnings before interest, taxes, depreciation & amortization (“EBITDA net of NCI”, NCI is net income attributable to noncontrolling interests), was $528.6 million, or 13.3% of net revenues, during the third quarter of 2024, as compared to $410.1 million, or 11.5% of net revenues, during the third quarter of 2023. Our adjusted earnings before interest, taxes, depreciation & amortization (“Adjusted EBITDA net of NCI”), which excludes the impact of other (income) expense, net, was $526.5 million, or 13.3% of net revenues, during the third quarter of 2024, as compared to $421.5 million, or 11.8% of net revenues, during the third quarter of 2023.

Consolidated Results of Operations, As Reported and As Adjusted – Nine-month periods ended September 30, 2024 and 2023:

Reported net income attributable to UHS was $809.7 million, or $11.88 per diluted share, during the first nine months of 2024, as compared to $501.4 million, or $7.09 per diluted share, during the first nine months 2023. Net revenues increased by 10.7% to $11.714 billion during the first nine months of 2024, as compared to $10.578 billion during the comparable period of 2023.

As reflected on the Supplemental Schedule, our adjusted net income attributable to UHS during the first nine months of 2024 was $798.2 million, or $11.71 per diluted share, as compared to $524.5 million, or $7.42 per diluted share, during the comparable period of 2023.

As reflected on the Supplemental Schedule, included in our reported results during the first nine months of 2024 were: (i) an unrealized after-tax loss of $4.0 million, or $.06 per diluted share ($5.3 million pre-tax), resulting from a decrease in the market value of certain equity securities (included in “Other (income) expense, net”), and; (ii) a favorable net after-tax impact of $15.5 million, or $.23 per diluted share, resulting from the above-mentioned net tax benefit recorded in connection with ASU 2016-09, net of the impact of executive compensation limitations pursuant to IRC section 162(m).

As reflected on the Supplemental Schedule, our reported results during the first nine months of 2023, included an unrealized after-tax loss of $23.0 million, or $.33 per diluted share, ($30.1 million pre-tax) resulting from a decrease in the market value of certain equity securities.

As calculated on the attached Supplemental Schedule, our EBITDA net of NCI, was $1.628 billion, or 13.9% of net revenues, during the first nine months of 2024, as compared to $1.237 billion, or 11.7% of net revenues, during the first nine months of 2023. Our Adjusted EBITDA net of NCI, which excludes the impact of other (income) expense, net, was $1.631 billion, or 13.9% of net revenues, during the first nine months of 2024, as compared to $1.268 billion, or 12.0% of net revenues, during the comparable period of 2023.

Acute Care Services – Three and nine-month periods ended September 30, 2024 and 2023:

During the third quarter of 2024, at our acute care hospitals owned during both periods (“same facility basis”), adjusted admissions (adjusted for outpatient activity) increased by 1.5% while adjusted patient days increased by 2.0%, as compared to the third quarter of 2023. At these facilities, during the third quarter of 2024, net revenue per adjusted admission increased by 7.0% while net revenue per adjusted patient day increased by 6.5%, as compared to the third quarter of 2023. Net revenues generated from our acute care services, on a same facility basis, increased by 9.2% during the third quarter of 2024, as compared to the third quarter of 2023.

During the nine-month period ended September 30, 2024, at our acute care hospitals on a same facility basis, adjusted admissions increased by 3.1% while adjusted patient days increased by 2.3%, as compared to the first nine months of 2023. At these facilities, during the first nine months of 2024, net revenue per adjusted admission increased by 5.0% while net revenue per adjusted patient day increased by 5.8%, as compared to the first nine months of 2023. Net revenues generated from our acute care services, on a same facility basis, increased by 8.5% during the first nine months of 2024, as compared to the comparable period of 2023.

Behavioral Health Care Services – Three and nine-month periods ended September 30, 2024 and 2023:

During the third quarter of 2024, at our behavioral health care facilities on a same facility basis, adjusted admissions increased by 2.2% while adjusted patient days increased by 1.8%, as compared to the third quarter of 2023. At these facilities, during the third quarter of 2024, net revenue per adjusted admission increased by 8.0% and net revenue per adjusted patient day increased by 8.5%, as compared to the third quarter of 2023. Net revenues generated from our behavioral health care services, on a same facility basis, increased by 10.5% during the third quarter of 2024, as compared to the third quarter of 2023.

During the nine-month period ended September 30, 2024, at our behavioral health care facilities on a same facility basis, adjusted admissions increased by 0.3% while adjusted patient days increased by 1.7%, as compared to the first nine months of 2023. At these facilities, during the first nine months of 2024, net revenue per adjusted admission increased by 10.1% and net revenue per adjusted patient day increased by 8.7%, as compared to the first nine months of 2023. Net revenues generated from our behavioral health care services, on a same facility basis, increased by 10.6% during the first nine months of 2024, as compared to the comparable period of 2023.

Net Cash Provided by Operating Activities and Liquidity:

Net Cash Provided by Operating Activities:

During the nine-month period ended September 30, 2024, our net cash provided by operating activities was $1.409 billion as compared to $815 million during the first nine months of 2023. The $593 million net increase in our net cash provided by operating activities consisted of: (i) a favorable change of $353 million resulting from an increase in net income plus/minus depreciation and amortization expense, stock-based compensation expense, gains on sales of assets and businesses and costs related to extinguishment of debt; (ii) a favorable change of $205 million in accounts receivable; (iii) a favorable change of $66 million in other working capital accounts; (iv) an unfavorable change of $55 million in other assets and deferred charges, and; (v) $24 million of other combined net favorable changes.

Liquidity:

As previously disclosed on Form 8-K on October 1, 2024, in September, 2024, we completed the following financing transactions:

•
public offering of $500 million aggregate principal amount of 4.625% senior secured notes due in 2029;
•
public offering of $500 million aggregate principal amount of 5.050% senior secured notes due in 2034;
•
amended our credit agreement to:
o
extend the maturity date to September, 2029 (from August, 2026 previously),
o
increase the revolving credit facility to $1.3 billion (from $1.2 billion previously), and;
o
reduce the outstanding borrowings pursuant the tranche A term loan facility by approximately $1.0 billion, to $1.2 billion, utilizing the proceeds generated from the issuance of the above-mentioned senior secured notes due in 2029 and 2034.

As of September 30, 2024, we had $1.01 billion of aggregate available borrowing capacity pursuant to our $1.3 billion revolving credit facility, net of outstanding borrowings and letters of credit.

Stock Repurchase Program:

In July, 2024, our Board of Directors authorized a $1.0 billion increase to our stock repurchase program. Pursuant to this program, shares of our Class B Common Stock may be repurchased, from time to time as conditions allow, on the open market or in negotiated private transactions.

During the third quarter of 2024, we have repurchased 658,000 shares at an aggregate cost of approximately $153.9 million (approximately $234 per share) pursuant to the program. During the first nine months of 2024, we have repurchased 1.731 million shares at an aggregate cost of approximately $348.9 million (approximately $202 per share) pursuant to the program.

As of September 30, 2024, we had an aggregate available repurchase authorization of approximately $1.074 billion.

Conference call information:

We will hold a conference call for investors and analysts at 9:00 a.m. eastern time on October 25, 2024. A live webcast of the call will be available on our website at www.uhs.com. To participate via telephone, please register in advance at this link.

Upon registration, all telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number along with a unique passcode and registrant ID that can be used to access the call. A replay of the call will be available for one full year following the live call.

General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures:

One of the nation’s largest and most respected providers of hospital and healthcare services, Universal Health Services, Inc. (the “Company”) has built an impressive record of achievement and performance. Growing steadily since our inception into an esteemed Fortune 500 corporation, our annual revenues during 2023 were $14.282 billion. UHS ranked #299 on the Fortune 500; and #399 on Forbes’ list of America’s Largest Public Companies. UHS was again recognized as one of the World’s Most Admired Companies by Fortune.

Our operating philosophy is as effective today as it was upon the Company’s founding in 1979, enabling us to provide compassionate care to our patients and their loved ones. Our strategy includes building or acquiring high quality hospitals in rapidly growing markets, investing in the people and equipment needed to allow each facility to thrive, and becoming the leading healthcare provider in each community we serve.

Headquartered in King of Prussia, PA, UHS has approximately 96,700 employees and, through its subsidiaries, operates 27 inpatient acute care hospitals, 334 inpatient behavioral health facilities, 49 outpatient facilities and ambulatory care access points, an insurance offering, a physician network and various related services located in 39 states, Washington, D.C., the United Kingdom and Puerto Rico. It acts as the advisor to Universal Health Realty Income Trust, a real estate investment trust (NYSE:UHT). For additional information visit www.uhs.com.

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those disclosed herein, those related to healthcare industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in Item 2-Forward Looking Statements and Risk Factors in our Form 10-Q for the quarter ended June 30, 2024 and in Item 1A-Risk Factors, and Item 7-Forward-Looking Statements and Risk Factors, in our Form 10-K for the year ended December 31, 2023), may cause the results to differ materially from those anticipated in the forward-looking statements. These statements are subject to risks and uncertainties and therefore actual results may differ materially. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Many of the factors that could affect our future results are beyond our control or ability to predict, including, but not limited to:

•
A significant portion of our revenues are derived from federal and state government programs including the Medicare and Medicaid programs. Payments from these programs are subject to statutory and regulatory changes, administrative rulings, interpretations and determinations, requirements for utilization review, and federal and state funding restrictions. Changes to these programs, if adopted, could materially affect program payments which could materially impact our results of operations.
•
The increase in interest rates has substantially increased our borrowings costs and reduced our ability to access the capital markets on favorable terms. Additional increases in interest rates could have a significant unfavorable impact on our future results of operations and the resulting effect on the capital markets could adversely affect our ability to carry out our strategy.
•
The outcome of known and unknown litigation, liabilities and other claims asserted against us and/or our subsidiaries, including, but not limited to, the matters related to Cumberland Hospital for Children and Adolescents, located in New Kent, Virginia, as previously disclosed on Form 8-K on September 30, 2024, and the matter related to the Pavilion Behavioral Health System, located in Champaign, Illinois, as previously disclosed on Forms 8-K on April 1, 2024, September 30, 2024 and October 11, 2024, and Forms 10-Q for the quarterly periods ended March 31, 2024 and June 30, 2024. Although we can make no assurances regarding the ultimate outcome of these matters, or what damages will ultimately be awarded, the final resolution of these matters could have a material adverse effect on the Company.

We believe that adjusted net income attributable to UHS, adjusted net income attributable to UHS per diluted share, EBITDA net of NCI and Adjusted EBITDA net of NCI, which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that, when applicable, comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect of material items impacting our net income attributable to UHS, such as, changes in the market value of shares of certain equity securities, the impact of ASU 2016-09 and other potential material items that are nonrecurring or non-operational in nature including, but not limited to, impairments of goodwill, long-lived and intangible assets, reserves for various matters including settlements, legal judgments and lawsuits, costs related to extinguishment of debt, gains/losses on sales of assets and businesses, potential impacts of non-ordinary acquisitions, divestitures, joint ventures or other strategic transactions, and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. To obtain a complete understanding of our financial performance these measures should be examined in connection with net income attributable to UHS, as determined in accordance with GAAP, and as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the

Securities and Exchange Commission including our Report on Form 10-Q for the quarter ended June 30, 2024 and our Report on Form 10-K for the year ended December 31, 2023. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

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Universal Health Services, Inc.
Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	Three months		Nine months
	ended September 30,		ended September 30,
	2024	2023	2024	2023
Net revenues	$3,963,027	3,562,774	$11,714,213	10,578,430

Operating charges:
Salaries, wages and benefits	1,912,308	1,784,870	5,611,304	5,308,476
Other operating expenses	1,090,197	941,219	3,165,483	2,758,484
Supplies expense	390,250	378,667	1,181,886	1,138,950
Depreciation and amortization	149,567	137,195	438,050	422,560
Lease and rental expense	36,540	35,466	108,165	105,775
	3,578,862	3,277,417	10,504,888	9,734,245

Income from operations	384,165	285,357	1,209,325	844,185
Interest expense, net	44,660	53,378	146,385	153,085
Other (income) expense, net	(2,028)	11,472	3,315	31,797
Income before income taxes	341,533	220,507	1,059,625	659,303
Provision for income taxes	75,623	52,499	233,563	159,618
Net income	265,910	168,008	826,062	499,685
Less: Net income (loss) attributable to noncontrolling interests ("NCI")	7,196	1,019	16,362	(1,732)
Net income attributable to UHS	$258,714	$166,989	$809,700	$501,417

Basic earnings per share attributable to UHS (a)	$3.89	$2.42	$12.11	$7.18

Diluted earnings per share attributable to UHS (a)	$3.80	$2.40	$11.88	$7.09

Universal Health Services, Inc.
Footnotes to Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	Three months		Nine months
	ended September 30,		ended September 30,
	2024	2023	2024	2023
(a) Earnings per share calculation:

Basic and diluted:
Net income attributable to UHS	$258,714	$166,989	$809,700	$501,417
Less: Net income attributable to unvested restricted share grants	0	(52)	(50)	(242)
Net income attributable to UHS - basic and diluted	$258,714	$166,937	$809,650	$501,175

Weighted average number of common shares - basic	66,537	68,867	66,873	69,825

Basic earnings per share attributable to UHS:	$3.89	$2.42	$12.11	$7.18

Weighted average number of common shares	66,537	68,867	66,873	69,825
Add: Other share equivalents	1,571	757	1,297	825
Weighted average number of common shares and equiv. - diluted	68,108	69,624	68,170	70,650

Diluted earnings per share attributable to UHS:	$3.80	$2.40	$11.88	$7.09

Universal Health Services, Inc.
Schedule of Non-GAAP Supplemental Information ("Supplemental Schedule")
For the Three Months ended September 30, 2024 and 2023
(in thousands, except per share amounts)
(unaudited)

Calculation of Earnings/Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA/Adjusted EBITDA net of NCI")

	Three months ended	% Net	Three months ended	% Net
	September 30, 2024	revenues	September 30, 2023	revenues
Net income attributable to UHS	$258,714		$166,989
Depreciation and amortization	149,567		137,195
Interest expense, net	44,660		53,378
Provision for income taxes	75,623		52,499
EBITDA net of NCI	$528,564	13.3%	$410,061	11.5%
Other (income) expense, net	(2,028)		11,472
Adjusted EBITDA net of NCI	$526,536	13.3%	$421,533	11.8%

Net revenues	$3,963,027		$3,562,774

Calculation of Adjusted Net Income Attributable to UHS

	Three months ended		Three months ended
	September 30, 2024		September 30, 2023
		Per		Per
	Amount	Diluted Share	Amount	Diluted Share
Net income attributable to UHS	$258,714	$3.80	$166,989	$2.40
Plus/minus after-tax adjustments:
Unrealized (gain) loss on equity securities	(2,275)	(0.03)	10,528	0.15
Impact of ASU 2016-09, net	(3,928)	(0.06)	-	-
Subtotal adjustments	(6,203)	(0.09)	10,528	0.15
Adjusted net income attributable to UHS	$252,511	$3.71	$177,517	$2.55

Universal Health Services, Inc.
Schedule of Non-GAAP Supplemental Information ("Supplemental Schedule")
For the Nine Months ended September 30, 2024 and 2023
(in thousands, except per share amounts)
(unaudited)

Calculation of Earnings/Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA/Adjusted EBITDA net of NCI")

	Nine months ended	% Net	Nine months ended	% Net
	September 30, 2024	revenues	September 30, 2023	revenues
Net income attributable to UHS	$809,700		$501,417
Depreciation and amortization	438,050		422,560
Interest expense, net	146,385		153,085
Provision for income taxes	233,563		159,618
EBITDA net of NCI	$1,627,698	13.9%	$1,236,680	11.7%
Other (income) expense, net	3,315		31,797
Adjusted EBITDA net of NCI	$1,631,013	13.9%	$1,268,477	12.0%

Net revenues	$11,714,213		$10,578,430

Calculation of Adjusted Net Income Attributable to UHS

	Nine months ended		Nine months ended
	September 30, 2024		September 30, 2023
		Per		Per
	Amount	Diluted Share	Amount	Diluted Share
Net income attributable to UHS	$809,700	$11.88	$501,417	$7.09
Plus/minus after-tax adjustments:
Unrealized loss on equity securities	$4,038	0.06	23,040	0.33
Impact of ASU 2016-09, net	(15,540)	(0.23)	-	-
Subtotal adjustments	(11,502)	(0.17)	23,040	0.33
Adjusted net income attributable to UHS	$798,198	$11.71	$524,457	$7.42

Universal Health Services, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	September 30,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$106,077	$119,439
Accounts receivable, net	2,214,268	2,238,265
Supplies	220,062	216,988
Other current assets	261,549	236,658
Total current assets	2,801,956	2,811,350

Property and equipment	12,448,230	11,777,047
Less: accumulated depreciation	(6,005,664)	(5,652,518)
	6,442,566	6,124,529
Other assets:
Goodwill	3,965,492	3,932,407
Deferred income taxes	121,904	85,626
Right of use assets-operating leases	421,441	433,962
Deferred charges	9,705	6,974
Other	590,784	572,754
Total Assets	$14,353,848	$13,967,602

Liabilities and Stockholders' Equity
Current liabilities:
Current maturities of long-term debt	$38,351	$126,686
Accounts payable and other liabilities	1,896,234	1,813,015
Operating lease liabilities	72,801	71,600
Federal and state taxes	3,802	2,046
Total current liabilities	2,011,188	2,013,347

Other noncurrent liabilities	660,247	584,007
Operating lease liabilities noncurrent	377,644	382,559
Long-term debt	4,618,060	4,785,783

Redeemable noncontrolling interest	5,623	5,191

UHS common stockholders' equity	6,605,696	6,149,001
Noncontrolling interest	75,390	47,714
Total equity	6,681,086	6,196,715

Total Liabilities and Stockholders' Equity	$14,353,848	$13,967,602

Universal Health Services, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Nine months
	ended September 30,
	2024	2023
Cash Flows from Operating Activities:
Net income	$826,062	$499,685
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	438,050	422,560
Gains on sale of assets and businesses	(5,124)	(6,250)
Costs related to extinguishment of debt	3,158	0
Stock-based compensation expense	72,727	65,702
Changes in assets & liabilities, net of effects from acquisitions and dispositions:
Accounts receivable	11,703	(193,108)
Accrued interest	(1,762)	60
Accrued and deferred income taxes	(10,949)	(33,240)
Other working capital accounts	1,329	(65,062)
Medicare accelerated payments and deferred CARES Act and other grants	0	1,764
Other assets and deferred charges	(5,621)	48,985
Other	25,732	13,717
Accrued insurance expense, net of commercial premiums paid	175,104	141,414
Payments made in settlement of self-insurance claims	(121,745)	(80,861)
Net cash provided by operating activities	1,408,664	815,366
Cash Flows from Investing Activities:
Property and equipment additions	(697,865)	(536,665)
Proceeds received from sales of assets and businesses	30,219	23,688
Acquisition of businesses and property	0	(3,728)
Outflows from foreign exchange contracts that hedge our net U.K. investment	(35,667)	(7,723)
Decrease in capital reserves of commercial insurance subsidiary	197	0
Net cash used in investing activities	(703,116)	(524,428)
Cash Flows from Financing Activities:
Repayments of long-term debt	(2,471,515)	(54,009)
Additional borrowings	2,210,248	165,000
Financing costs	(9,992)	(308)
Repurchase of common shares	(420,588)	(385,339)
Dividends paid	(40,302)	(41,964)
Issuance of common stock	10,864	9,841
Profit distributions to noncontrolling interests	(5,791)	(5,258)
Sale of ownership interests to minority members	8,959	408
Net cash used in financing activities	(718,117)	(311,629)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	2,696	493
Increase (decrease) in cash, cash equivalents and restricted cash	(9,873)	(20,198)
Cash, cash equivalents and restricted cash, beginning of period	214,470	200,837
Cash, cash equivalents and restricted cash, end of period	$204,597	$180,639
Supplemental Disclosures of Cash Flow Information:
Interest paid	$144,378	$149,247
Income taxes paid, net of refunds	$236,975	$191,189
Noncash purchases of property and equipment	$87,333	$108,412

Universal Health Services, Inc.
Supplemental Statistical Information
(unaudited)

			% Change	% Change
Same Facility:			Three Months ended	Nine Months Ended
			9/30/2024	9/30/2024
Acute Care Services
Revenues			9.2%	8.5%
Adjusted Admissions			1.5%	3.1%
Adjusted Patient Days			2.0%	2.3%
Revenue Per Adjusted Admission			7.0%	5.0%
Revenue Per Adjusted Patient Day			6.5%	5.8%

Behavioral Health Care Services
Revenues			10.5%	10.6%
Adjusted Admissions			2.2%	0.3%
Adjusted Patient Days			1.8%	1.7%
Revenue Per Adjusted Admission			8.0%	10.1%
Revenue Per Adjusted Patient Day			8.5%	8.7%

UHS Consolidated	Third quarter ended		Nine Months Ended
	9/30/2024	9/30/2023	9/30/2024	9/30/2023
Revenues	$3,963,027	$3,562,774	$11,714,213	$10,578,430
EBITDA net of NCI	$528,564	$410,061	$1,627,698	$1,236,680
EBITDA Margin net of NCI	13.3%	11.5%	13.9%	11.7%
Adjusted EBITDA net of NCI	$526,536	$421,533	$1,631,013	$1,268,477
Adjusted EBITDA Margin net of NCI	13.3%	11.8%	13.9%	12.0%

Cash Flow From Operations	$332,977	$161,665	$1,408,664	$815,366
Capital Expenditures	$247,932	$200,001	$697,865	$536,665
Days Sales Outstanding			52	58

Debt			$4,656,411	$4,922,629
UHS' Shareholders Equity			$6,605,696	$6,064,915
Debt / Total Capitalization			41.3%	44.8%
Debt / EBITDA net of NCI (1)			2.21	2.97
Debt / Adjusted EBITDA net of NCI (1)			2.21	2.83
Debt / Cash From Operations (1)			2.50	4.42

(1) Latest 4 quarters.

Universal Health Services, Inc.

Acute Care Hospital Services

For the Three and Nine Months ended

September 30, 2024 and 2023

(in thousands)

(unaudited)

Same Facility Basis - Acute Care Hospital Services

	Three months ended		Three months ended		Nine months ended		Nine months ended
	September 30, 2024		September 30, 2023		September 30, 2024		September 30, 2023
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$2,147,732	100.0%	$1,965,985	100.0%	$6,355,078	100.0%	$5,858,015	100.0%
Operating charges:
Salaries, wages and benefits	893,436	41.6%	854,284	43.5%	2,609,544	41.1%	2,517,163	43.0%
Other operating expenses	598,840	27.9%	543,584	27.6%	1,754,999	27.6%	1,604,084	27.4%
Supplies expense	332,799	15.5%	323,580	16.5%	1,011,602	15.9%	976,712	16.7%
Depreciation and amortization	93,752	4.4%	86,437	4.4%	278,062	4.4%	273,646	4.7%
Lease and rental expense	24,202	1.1%	24,443	1.2%	72,308	1.1%	72,459	1.2%
Subtotal-operating expenses	1,943,029	90.5%	1,832,328	93.2%	5,726,515	90.1%	5,444,064	92.9%
Income from operations	204,703	9.5%	133,657	6.8%	628,563	9.9%	413,951	7.1%
Interest expense, net	1,077	0.1%	(778)	(0.0)%	3,363	0.1%	(1,858)	(0.0)%
Other (income) expense, net	(590)	(0.0)%	(490)	(0.0)%	(1,348)	(0.0)%	5,723	0.1%
Income before income taxes	$204,216	9.5%	$134,925	6.9%	$626,548	9.9%	$410,086	7.0%

All Acute Care Hospital Services

	Three months ended		Three months ended		Nine months ended		Nine months ended
	September 30, 2024		September 30, 2023		September 30, 2024		September 30, 2023
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$2,245,517	100.0%	$2,017,288	100.0%	$6,604,007	100.0%	$5,993,899	100.0%
Operating charges:
Salaries, wages and benefits	894,551	39.8%	854,587	42.4%	2,612,118	39.6%	2,534,878	42.3%
Other operating expenses	699,316	31.1%	596,834	29.6%	2,009,231	30.4%	1,731,750	28.9%
Supplies expense	332,772	14.8%	323,475	16.0%	1,011,460	15.3%	979,185	16.3%
Depreciation and amortization	94,522	4.2%	86,535	4.3%	279,048	4.2%	274,165	4.6%
Lease and rental expense	24,490	1.1%	24,440	1.2%	72,638	1.1%	72,629	1.2%
Subtotal-operating expenses	2,045,651	91.1%	1,885,871	93.5%	5,984,495	90.6%	5,592,607	93.3%
Income from operations	199,866	8.9%	131,417	6.5%	619,512	9.4%	401,292	6.7%
Interest expense, net	1,077	0.0%	(778)	(0.0)%	3,363	0.1%	(1,858)	(0.0)%
Other (income) expense, net	(527)	(0.0)%	(211)	(0.0)%	(354)	(0.0)%	6,921	0.1%
Income before income taxes	$199,316	8.9%	$132,406	6.6%	$616,503	9.3%	$396,229	6.6%

We believe that providing our results on a “Same Facility” basis (which is a non-GAAP measure), which includes the operating results for facilities and businesses operated in both the current year and prior year periods, is helpful to our investors as a measure of our operating performance. Our Same Facility results also neutralize (if applicable), the effect of material items that are nonrecurring or non-operational in nature including items such as, but not limited to, reserves for various matters, settlements, legal judgments and lawsuits, cost related to extinguishment of debt, gains/losses on sales of assets and businesses, impairments of goodwill, long-lived and intangible assets and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. Our Same Facility basis results exclude from net revenues and other operating expenses, provider tax assessments incurred in each period. However, these provider tax assessments are included in net revenues and other operating expenses as reflected in the table under All Acute Care Hospital Services. The provider tax assessments had no impact on the income before income taxes as reflected on the above tables since the amounts offset between net revenues and other operating expenses. To obtain a complete understanding of our financial performance, the Same Facility results should be examined in connection with our net income as determined in accordance with GAAP and as presented herein and the condensed consolidated financial statements and notes thereto as contained in our Form 10-K for the year ended December 31, 2023 and our Form 10-Q for the quarter ended June 30, 2024 .

The All Acute Care Hospital Services table summarizes the results of operations for all our acute care operations during the periods presented. These amounts include: (i) our acute care results on a same facility basis, as indicated above; (ii) the impact of provider tax assessments which increased net revenues and other operating expenses but had no impact on income before income taxes, and; (iii) certain other amounts including the results of facilities acquired or opened during the last twelve months.

Universal Health Services, Inc.

Behavioral Health Care Services

For the Three and Nine Months ended

September 30, 2024 and 2023

(in thousands)

(unaudited)

Same Facility - Behavioral Health Care Services

	Three months ended		Three months ended		Nine months ended		Nine months ended
	September 30, 2024		September 30, 2023		September 30, 2024		September 30, 2023
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$1,672,453	100.0%	$1,514,017	100.0%	$4,972,612	100.0%	$4,494,791	100.0%
Operating charges:
Salaries, wages and benefits	916,435	54.8%	842,683	55.7%	2,679,938	53.9%	2,494,850	55.5%
Other operating expenses	313,402	18.7%	294,788	19.5%	934,107	18.8%	869,771	19.4%
Supplies expense	57,723	3.5%	55,112	3.6%	171,594	3.5%	161,371	3.6%
Depreciation and amortization	52,075	3.1%	47,472	3.1%	149,094	3.0%	139,358	3.1%
Lease and rental expense	11,806	0.7%	10,883	0.7%	34,908	0.7%	32,684	0.7%
Subtotal-operating expenses	1,351,441	80.8%	1,250,938	82.6%	3,969,641	79.8%	3,698,034	82.3%
Income from operations	321,012	19.2%	263,079	17.4%	1,002,971	20.2%	796,757	17.7%
Interest expense, net	1,041	0.1%	1,252	0.1%	3,076	0.1%	3,455	0.1%
Other (income) expense, net	(794)	(0.0)%	(985)	(0.1)%	(2,341)	(0.0)%	(2,294)	(0.1)%
Income before income taxes	$320,765	19.2%	$262,812	17.4%	$1,002,236	20.2%	$795,596	17.7%

All Behavioral Health Care Services

	Three months ended		Three months ended		Nine months ended		Nine months ended
	September 30, 2024		September 30, 2023		September 30, 2024		September 30, 2023
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$1,714,914	100.0%	$1,542,695	100.0%	$5,102,290	100.0%	$4,575,378	100.0%
Operating charges:
Salaries, wages and benefits	919,301	53.6%	844,244	54.7%	2,690,118	52.7%	2,498,338	54.6%
Other operating expenses	354,331	20.7%	322,208	20.9%	1,054,007	20.7%	949,958	20.8%
Supplies expense	57,830	3.4%	55,272	3.6%	172,031	3.4%	161,597	3.5%
Depreciation and amortization	52,452	3.1%	47,720	3.1%	150,949	3.0%	140,117	3.1%
Lease and rental expense	11,956	0.7%	10,911	0.7%	35,235	0.7%	32,834	0.7%
Subtotal-operating expenses	1,395,870	81.4%	1,280,355	83.0%	4,102,340	80.4%	3,782,844	82.7%
Income from operations	319,044	18.6%	262,340	17.0%	999,950	19.6%	792,534	17.3%
Interest expense, net	1,041	0.1%	1,252	0.1%	3,076	0.1%	3,456	0.1%
Other (income) expense, net	(861)	(0.1)%	(1,080)	(0.1)%	(2,408)	(0.0)%	(3,139)	(0.1)%
Income before income taxes	$318,864	18.6%	$262,168	17.0%	$999,282	19.6%	$792,217	17.3%

We believe that providing our results on a “Same Facility” basis (which is a non-GAAP measure), which includes the operating results for facilities and businesses operated in both the current year and prior year periods, is helpful to our investors as a measure of our operating performance. Our Same Facility results also neutralize (if applicable), the effect of material items that are nonrecurring or non-operational in nature including items such as, but not limited to, reserves for various matters, settlements, legal judgments and lawsuits, cost related to extinguishment of debt, gains/losses on sales of assets and businesses, impairments of goodwill, long-lived and intangible assets and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. Our Same Facility basis results exclude from net revenues and other operating expenses, provider tax assessments incurred in each period. However, these provider tax assessments are included in net revenues and other operating expenses as reflected in the table under All Behavioral Health Care Services. The provider tax assessments had no impact on the income before income taxes as reflected on the above tables since the amounts offset between net revenues and other operating expenses. To obtain a complete understanding of our financial performance, the Same Facility results should be examined in connection with our net income as determined in accordance with GAAP and as presented herein and the condensed consolidated financial statements and notes thereto as contained in our Form 10-K for the year ended December 31, 2023 and our Form 10-Q for the quarter ended June 30, 2024.

The All Behavioral Health Care Services table summarizes the results of operations for all our behavioral health care facilities during the periods presented. These amounts include: (i) our behavioral health results on a same facility basis, as indicated above; (ii) the impact of provider tax assessments which increased net revenues and other operating expenses but had no impact on income before income taxes, and; (iii) certain other amounts including the results of facilities acquired or opened during the last twelve months.

Universal Health Services, Inc.
Selected Hospital Statistics
For the Three Months Ended
September 30, 2024 and 2023
(unaudited)

AS REPORTED:
	ACUTE			BEHAVIORAL HEALTH
	09/30/24	09/30/23	% change	09/30/24	09/30/23	% change

Hospitals owned and leased	27	27	0.0%	334	331	0.9%
Average licensed beds	6,657	6,667	-0.1%	24,446	24,194	1.0%
Average available beds	6,485	6,495	-0.2%	24,346	24,094	1.0%
Patient days	393,521	384,348	2.4%	1,630,369	1,600,740	1.9%
Average daily census	4,277.4	4,177.7	2.4%	17,721.4	17,399.3	1.9%
Occupancy-licensed beds	64.3%	62.7%	2.5%	72.5%	71.9%	0.8%
Occupancy-available beds	66.0%	64.3%	2.5%	72.8%	72.2%	0.8%
Admissions	81,731	80,074	2.1%	121,421	118,487	2.5%
Length of stay	4.8	4.8	0.3%	13.4	13.5	-0.6%

Inpatient revenue	$12,277,563	$10,916,060	12.5%	$2,835,301	$2,703,478	4.9%
Outpatient revenue	8,573,270	7,480,353	14.6%	268,182	259,060	3.5%
Total patient revenue	20,850,833	18,396,413	13.3%	3,103,483	2,962,538	4.8%
Other revenue	266,822	251,985	5.9%	84,770	81,149	4.5%
Gross revenue	21,117,655	18,648,398	13.2%	3,188,253	3,043,687	4.7%
Total deductions	18,872,138	16,631,110	13.5%	1,473,339	1,500,992	-1.8%
Net revenue	$2,245,517	$2,017,288	11.3%	$1,714,914	$1,542,695	11.2%

SAME FACILITY:
	ACUTE			BEHAVIORAL HEALTH
	09/30/24	09/30/23	% change	09/30/24	09/30/23	% change

Hospitals owned and leased	27	27	0.0%	333	333	0.0%
Average licensed beds	6,657	6,667	-0.1%	24,277	24,012	1.1%
Average available beds	6,485	6,495	-0.2%	24,177	23,912	1.1%
Patient days	393,521	384,348	2.4%	1,618,344	1,586,108	2.0%
Average daily census	4,277.4	4,177.7	2.4%	17,590.7	17,240.3	2.0%
Occupancy-licensed beds	64.3%	62.7%	2.5%	72.5%	71.8%	0.9%
Occupancy-available beds	66.0%	64.3%	2.5%	72.8%	72.1%	0.9%
Admissions	81,731	80,074	2.1%	120,515	117,635	2.4%
Length of stay	4.8	4.8	0.3%	13.4	13.5	-0.4%

Universal Health Services, Inc.
Selected Hospital Statistics
For the Nine Months Ended
September 30, 2024 and 2023

AS REPORTED:
	ACUTE			BEHAVIORAL HEALTH
	09/30/24	09/30/23	% change	09/30/24	09/30/23	% change

Hospitals owned and leased	27	27	0.0%	334	331	0.9%
Average licensed beds	6,657	6,697	-0.6%	24,413	24,203	0.9%
Average available beds	6,485	6,525	-0.6%	24,313	24,103	0.9%
Patient days	1,199,271	1,172,957	2.2%	4,858,431	4,761,887	2.0%
Average daily census	4,376.9	4,296.5	1.9%	17,731.5	17,442.8	1.7%
Occupancy-licensed beds	65.7%	64.2%	2.5%	72.6%	72.1%	0.8%
Occupancy-available beds	67.5%	65.8%	2.5%	72.9%	72.4%	0.8%
Admissions	247,170	239,300	3.3%	361,149	358,703	0.7%
Length of stay	4.9	4.9	0.0%	13.5	13.3	1.7%

Inpatient revenue	$37,522,395	$33,278,396	12.8%	$8,375,470	$8,001,838	4.7%
Outpatient revenue	25,553,451	22,292,249	14.6%	833,260	812,467	2.6%
Total patient revenue	63,075,846	55,570,645	13.5%	9,208,730	8,814,305	4.5%
Other revenue	747,424	714,877	4.6%	247,182	220,393	12.2%
Gross revenue	63,823,270	56,285,522	13.4%	9,455,912	9,034,698	4.7%
Total deductions	57,219,263	50,291,623	13.8%	4,353,622	4,459,320	-2.4%
Net revenue	$6,604,007	$5,993,899	10.2%	$5,102,290	$4,575,378	11.5%

SAME FACILITY:
	ACUTE			BEHAVIORAL HEALTH
	09/30/24	09/30/23	% change	09/30/24	09/30/23	% change

Hospitals owned and leased	27	27	0.0%	333	333	0.0%
Average licensed beds	6,657	6,634	0.3%	24,189	24,060	0.5%
Average available beds	6,485	6,462	0.4%	24,089	23,960	0.5%
Patient days	1,199,271	1,166,693	2.8%	4,819,550	4,726,531	2.0%
Average daily census	4,376.9	4,273.6	2.4%	17,589.6	17,313.3	1.6%
Occupancy-licensed beds	65.7%	64.4%	2.1%	72.7%	72.0%	1.1%
Occupancy-available beds	67.5%	66.1%	2.1%	73.0%	72.3%	1.1%
Admissions	247,170	238,237	3.7%	358,114	356,028	0.6%
Length of stay	4.9	4.9	0.0%	13.5	13.3	1.5%